UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2008

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Strategic Alliance Agreements

On November 19, 2008, Infinity Pharmaceuticals, Inc. (“Infinity”) entered into strategic alliance agreements (the “Strategic Alliance Agreements”) with each of Mundipharma International Corporation Limited (“Mundipharma”) and Purdue Pharmaceutical Products L.P. (“Purdue” and, together with Mundipharma, the “Purdue Companies”) to develop and commercialize pharmaceutical products. The alliance includes product candidates that inhibit or target the Hedgehog cell signaling pathway and fatty acid amide hydrolase (“FAAH”), and product candidates arising out of all Infinity discovery projects in all disease fields that achieve development candidate status on or before December 31, 2011 (with Mundipharma having the right, through the exercise of two consecutive one-year options, to extend such period through December 31, 2013) (the “Funded Research Period”). The Strategic Alliance Agreements expressly exclude Infinity’s heat shock protein 90 and Bcl-2 programs. During the Funded Research Period, Mundipharma also has an option to obtain commercialization rights outside of the United States for certain products and product candidates in-licensed by Infinity from third parties. The agreement with Purdue is focused on the development and commercialization of products targeting FAAH for sale in the United States. The agreement with Mundipharma is focused on the development and commercialization of all other products and product candidates for sale outside of the United States.

Under the Strategic Alliance Agreements, Infinity will have responsibility for the performance of early discovery projects and the development of all product candidates on a worldwide basis. The Purdue Companies will pay for, in the aggregate, 100% of all research and development expenses incurred by Infinity for all early discovery projects and for each product candidate until the later of December 31, 2013 and the commencement of the first phase 3 clinical study of such product candidate (the “Transition Date”). The parties have agreed upon a three year budget for research and development expenses of $50 million, $65 million and $85 million for the period beginning on November 19, 2008 and ending on December 31, 2009, calendar year 2010 and calendar year 2011, respectively. After the Transition Date for each product candidate, the Purdue Companies and Infinity will share all research and development costs for such product candidate equally.

Upon completion of the first phase 1 clinical study of the first product developed under the research program that inhibits or targets FAAH, Purdue and Mundipharma may elect to assume responsibility for the future development and commercialization of FAAH products for sale in and outside of the United States, respectively. The Purdue Companies have the right to opt out of any early discovery project or any preclinical or clinical development program on an annual basis in November of each year. The Purdue Companies also have a one-time right in mid-2009 to opt out of either or both of the Hedgehog development program or the FAAH project. In the event of an opt-out decision, the Purdue Companies will continue to provide funding for, in the aggregate, 100% of Infinity’s budgeted research and development expenses for the applicable project or program for one year after the date of such opt-out. In addition, each party has the right to opt out of continued development of a product candidate after it has reached the Transition Date, with a one year tail funding obligation for its 50% of post-Transition Date research and development expenses. If a party exercises its right to opt-out of the development of a product or product candidate after the Transition Date, the other party may elect to continue the development and assume responsibility for the worldwide commercialization of such product or product candidate, subject to the payment of a royalty.

Except as set forth above with respect to FAAH products and opt-out products, Infinity will have the right and responsibility to market and sell products arising from the research program in the United States and Mundipharma will have the right and responsibility to market and sell products arising from the research program outside of the United States. Other than pursuant to the Strategic Alliance Agreements, neither Infinity nor Mundipharma may develop, manufacture or commercialize products that arise out of the research program or products that are directed to the same target or pathway as a product included in the research program, unless and until a party terminates its rights with respect to such products.

If Infinity in-licenses any product or product candidate for which commercialization rights outside of the United States are available for grant by Infinity to Mundipharma, Mundipharma will have the option to include such in-licensed product or product candidate in the alliance by paying Infinity a prescribed percentage of the up-front license fee or other acquisition cost, which percentage could be up to 60% of such fee or cost, in order for Mundipharma to obtain rights in all countries outside of the United States, and by funding research and development costs in the same manner as products or product candidates arising out of Infinity’s internal discovery programs. The agreement with Mundipharma provides for the agreed-upon research and development budgets to be updated to reflect the inclusion of any in-licensed products or product candidates. There will be no royalties paid between the parties on in-licensed candidates.

Except with respect to products that have been in-licensed by Infinity, for which no royalties will be payable between the parties, Infinity is obligated to pay the Purdue Companies a 5% royalty on net sales of the commercialized products until such time as the Purdue Companies have recovered all research and development expenses paid to Infinity under the research program prior to the applicable Transition Dates. After such cost recovery, Infinity will owe royalties to the Purdue Companies at the following rates:

Calendar Year Net Sales	Royalty Rate
Less than or equal to US$250,000,000	1%
Greater than US$250,000,000 and less than or equal to US$500,000,000	2%
Greater than US$500,000,000	3%

For products in which the Purdue Companies have opted-out of development prior to the Transition Date, Infinity will owe royalties of 1% to 5% of net sales as a function of the stage of development of the applicable product candidate at the time of opt-out. For products in which either party has opted-out of development following the Transition Date, the commercializing party will pay the other party a 5% royalty on net sales.

Mundipharma is obligated to pay Infinity royalties on calendar year net sales outside of the United States of products arising out of the alliance, on a product-by-product basis, at the following rates:

•	For products other than FAAH products:

Calendar Year Net Sales	Royalty Rate
Less than or equal to US$250,000,000	10%
Greater than US$250,000,000 and less than or equal to US$500,000,000	15%
Greater than US$500,000,000	20%

•	For FAAH products:

Calendar Year Net Sales	Royalty Rate
Less than or equal to US$150,000,000	10%
Greater than US$150,000,000 and less than or equal to US$300,000,000	15%
Greater than US$300,000,000	20%

Purdue is obligated to pay Infinity royalties on calendar year net sales in the United States of FAAH products at the following rates:

Calendar Year Net Sales	Royalty Rate
Less than or equal to US$100,000,000	10%
Greater than US$100,000,000 and less than or equal to US$200,000,000	15%
Greater than US$200,000,000	20%

With respect to each of the preceding tables of royalty rates, once net sales reaches a higher threshold in a calendar year, the royalty rate shall apply to all net sales in such calendar year, not just the incremental net sales. Royalties are payable until the later to occur of the last-to-expire of specified patent rights and the expiration of non-patent regulatory exclusivities in a country, provided that if royalties are payable solely on the basis of non-patent regulatory exclusivity, each of the rates above are reduced by one-half. In addition, all royalties payable under the Strategic Alliance Agreements, whether by Infinity, Purdue or Mundipharma, are subject to reduction on account of third party royalty payments or patent litigation damages or settlements, with any such reductions capped at 50% of the amounts otherwise payable during the applicable royalty payment period.

Each of the Strategic Alliance Agreements expire when the parties thereto have no further obligations to each other thereunder. Either party may terminate the Strategic Alliance Agreement to which it is a party on 60 days prior written notice if the other party materially breaches the agreement and fails to cure such breach within the 60-day notice period. The Strategic Alliance Agreements may also be terminated by the Purdue Companies in the event of a change in control of Infinity or in the event that, during the Funded Research Period, (i) Julian Adams, Ph.D. is no longer a full-time executive of Infinity, or (ii) both Steven H. Holtzman and Adelene Q. Perkins are no longer full-time executives of Infinity.

Upon termination of either Strategic Alliance Agreement by Infinity or the relevant Purdue Company, Infinity or the other Purdue Company, respectively, may terminate the other Strategic Alliance Agreement.

The foregoing summary descriptions of the Strategic Alliance Agreements do not purport to be complete and are qualified in their entirety by reference to the Strategic Alliance Agreements, which Infinity expects to file as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2008.

Securities Purchase Agreement

On November 19, 2008, Infinity executed a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Purdue Pharma L.P. and Purdue Pharmaceutical Products L.P. (collectively, the “Purchasers”). The following summary description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On the date of execution of the Securities Purchase Agreement, Infinity issued and sold to the Purchasers an aggregate of 4,000,000 shares (2,000,000 shares to each Purchaser) (the “Initial Closing Shares”) of the common stock, $0.001 par value per share (the “Common Stock”), of Infinity, at a purchase price of $11.25 per share, for an aggregate purchase price of $45,000,000 (the “Initial Closing”).

In addition, under the terms of the Securities Purchase Agreement, the Purchasers have agreed to purchase from Infinity, and Infinity has agreed to issue and sell to the Purchasers, an aggregate of 2,000,000 shares of Common Stock (the “Second Closing Shares”), and warrants to purchase up to an aggregate of 6,000,000 shares of Common Stock (the “Warrants”), for an aggregate purchase price of $30,000,000 at a second closing (the “Second Closing”). The sale and issuance of the Second Closing Shares and the Warrants at the Second Closing is subject to approval of the sale and issuance of the Second Closing Shares and the Warrants at the Second Closing by Infinity’s stockholders and other customary closing conditions.

Each of the Purchasers will purchase an equal number of Second Closing Shares and Warrants at the Second Closing. Specifically, each of the Purchasers will receive Warrants exercisable for (i) 500,000 shares of Common Stock, exercisable commencing on the Second Closing and expiring on July 1, 2010, with an initial exercise price of $15.00 per share, with such exercise price increasing over time depending on when such Warrants are exercised, up to a maximum exercise price of $20.00 per share, (ii) 1,000,000 shares of Common Stock exercisable commencing on the Second Closing and expiring on July 1, 2011, with an initial exercise price of $20.00 per share, with such exercise price increasing over time depending on when such Warrants are exercised, up to a maximum exercise price of $30.00 per share, and (iii) 1,500,000 shares of Common Stock, exercisable commencing on the Second Closing and expiring on July 2, 2012, with an initial exercise price of $30.00 per share, with such exercise price increasing over time depending on when such Warrants are exercised, up to a maximum exercise price of $40.00 per share.

The Securities Purchase Agreement may be terminated by the Purchasers with respect to the Second Closing in the event that any of the conditions to closing have become impossible to fulfill, including in the occurrence of an event constituting a material adverse change in Infinity’s clinical development program, as more fully described in the Securities Purchase Agreement, since the date of execution of the Securities Purchase Agreement. The Purchasers may also terminate the Securities Purchase Agreement if the Second Closing has not occurred by March 31, 2009, unless such failure to close is the result of the failure to receive any necessary approvals under United States federal antitrust laws.

Infinity has agreed to file with the Securities and Exchange Commission (the “SEC”), within 30 days following the date of the Initial Closing, a registration statement covering the resale to the public by the Purchasers of the Initial Closing Shares. In connection therewith, Infinity has agreed to (i) use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 90 days after the filing thereof and (ii) cause such registration statement to remain effective until all Initial Closing Shares covered thereby have been sold or may be sold without volume restrictions pursuant to Rule 144.

Infinity has also agreed to file with the SEC, within 30 days following the date of the Second Closing, a registration statement covering the resale to the public by the Purchasers of the Second Closing Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). In connection therewith, Infinity has agreed to (i) use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 90 days after the filing thereof and (ii) cause such registration statement to remain effective until all Second Closing Shares covered thereby have been sold or may be sold without volume restrictions pursuant to Rule 144. Infinity has agreed not to file any other registration statements, other than registration statements on Form S-4 or Form S-8, until the registration statements for both the Initial Closing Shares and Second Closing Shares are declared effective by the SEC, provided that Infinity may file amendments to registration statements already filed.

Infinity has also agreed to permit one representative of the Purchasers or an associated company (as defined in the Securities Purchase Agreement) to attend regular meetings of Infinity’s Board of Directors until the earlier to occur of December 31, 2013 and the termination of the Strategic Alliance Agreements, subject to exclusion of such representative in certain circumstances, such as in the case of discussions of disputes with the Purdue Companies, potential conflicts with Infinity’s obligations to third parties, and in other matters where the Board of Directors concludes that the exercise of its fiduciary duties so requires.

The Securities Purchase Agreement also provides that, subject to the Rights Agreement (as defined below), including the Second Amendment to Rights Agreement (also as defined below), if on or after the date of the Initial Closing, Infinity issues shares of Common Stock, or securities convertible into shares of Common Stock other than pursuant to the Securities Purchase Agreement, each of the Purchasers may, from time to time following the date of the Second Closing and up to the earlier to occur of December 31, 2013 and the termination of the Strategic Alliance Agreements, make acquisitions in open market purchases and/or privately negotiated transactions of up to such additional number of shares of Common Stock as may be required to ensure that the Purchasers maintain their aggregate Common Stock ownership level at various levels set forth in the Securities Purchase Agreement, which levels depend on whether, and how many of, the Warrants have been exercised.

Amendment to Rights Agreement

In connection with the execution of the Securities Purchase Agreement, on November 19, 2008, Infinity entered into a Second Amendment to Rights Agreement (the “Second Amendment to Rights

Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent, who also serves as Infinity’s transfer agent, which amends the Rights Agreement dated February 13, 2003, as amended by the First Amendment thereto, dated April 10, 2006 (as so amended, the “Rights Agreement”). The following summary description of the Second Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Rights Agreement which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Second Amendment to Rights Agreement provides that as of the Initial Closing, the Purchasers and their associated companies (as defined in the Second Amendment to Rights Agreement) may own up to 33.3% (the “Maximum Percentage”) of the Company’s fully-diluted Common Stock outstanding (which assumes the exercise or conversion of all exercisable or convertible securities then outstanding) without such ownership causing such parties to be deemed “Acquiring Persons” for purposes of the Rights Agreement and thereby triggering the shareholder rights under the Rights Agreement. Such Maximum Percentage may be comprised of a combination of:

•	shares of Common Stock acquired pursuant to the Securities Purchase Agreement;

•	up to 2,400,000 shares of Common Stock that may be purchased from time to time after the Second Closing by the Purchasers in open market purchase transactions and/or privately negotiated acquisitions;

•	shares of Common Stock acquired in accordance with the rights described in the last paragraph of the section entitled “Securities Purchase Agreement” above; and

•	shares of Common Stock acquired upon exercise of the Warrants.

The Second Amendment to Rights Agreement also provides that the Purchasers’ and their associated companies’ aggregate ownership of Common Stock in excess of the Maximum Percentage shall not result in the Purchasers and their associated companies being deemed “Acquiring Persons” for purposes of the Rights Agreement, if such excess amount is the result of an acquisition of Common Stock by Infinity or the exercise or cancellation of outstanding securities that are exercisable, convertible or exchangeable for shares of Common Stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such parties of the Company’s fully-diluted Common Stock to more than the Maximum Percentage.

Line of Credit Agreement

On November 19, 2008, in connection with the execution of the Strategic Alliance Agreements, Infinity as borrower executed a Line of Credit Agreement (the “Credit Agreement”) with the Purchasers as lenders (the “Lenders”). The following summary description of the Line of Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Line of Credit Agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Credit Agreement provides for the borrowing by Infinity from the Lenders of one or more unsecured loans (each a “Loan” and collectively, the “Loans”) up to an aggregate maximum principal amount of $50,000,000. The Loans may be drawn from the later to occur (such later date, the “Line of Credit Availability Date”) of (i) April 1, 2009 and (ii) the earlier to occur of (x) the Second Closing Date and (y) termination by the Purchasers of the Securities Purchase Agreement with respect to the Second Closing in the event of the occurrence of a material adverse change in Infinity’s clinical development program, until the third anniversary of the Line of Credit Availability Date. If neither the Second Closing Date nor the termination of the Securities Purchase Agreement with respect to the Second Closing has occurred by May 31, 2009, the Lenders’ obligation to make loans terminates. The Loans, which may be used by Infinity for any proper corporate purpose, mature on the tenth anniversary of the Line of Credit Availability Date (the “Maturity Date”).

Borrowings made pursuant to the Credit Agreement will bear interest, payable on the Maturity Date, at a fluctuating rate, which will be set at the prime rate on the business day prior to the funding of each Loan and will be reset on the last business day of each month ending thereafter (the “Floating Rate”). Interest will be compounded on each successive three-month anniversary of the funding of each Loan. In the event any principal or interest on any Loan is not paid when due under the Credit Agreement, such overdue amount will bear interest at a rate per annum equal to 5% plus the Floating Rate for such Loan.

Outstanding Loans may be prepaid without penalty or premium prior to the Maturity Date. Amounts borrowed under the Credit Agreement, once borrowed, may not be borrowed again.

Infinity may, at the irrevocable election of Infinity on up to two (2) occasions, make a payment of any amount owed to the Lenders under the Credit Agreement by delivery to the Lenders of a number of shares of Common Stock (the “Repayment Shares”) calculated by dividing the amount to be paid to the Lenders under the Credit Agreement by the average closing price of the Common Stock for the twenty (20) trading days prior (and not including) the date that Infinity makes such payment by delivery of Repayment Shares; provided, however, Infinity may not make such payment if the effect of such delivery of Repayment Shares would cause the Lenders to own a percentage of outstanding Common Stock greater than the Maximum Percentage. The notice of payment by Repayment Shares must be delivered by Infinity between seven months and eight months prior to the date of such payment. The issuance of the Repayment Shares will be subject to customary closing conditions, including stockholder approval if such approval is then required under applicable rules and regulations.

In the event that the Strategic Alliance Agreements are terminated, Infinity must provide Lenders with notice of such termination within two business days. Within 45 days of such notice, each of the Lenders may accelerate the obligations of Infinity under the Credit Agreement to such Lender, whereupon the commitments of such Lender may be automatically terminated and all outstanding obligations of Infinity to such Lender will become due and payable in one year, or, if earlier, the Maturity Date.

Infinity has agreed to file with the SEC, within five business days following the date of each issuance of Repayment Shares, a registration statement covering the resale to the public by the Lenders of the Repayment Shares. In connection therewith, Infinity has agreed to (i) use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 90 days after the share payment date and (ii) cause such registration statement to remain effective until all Repayment Shares covered thereby have been sold or may be sold without volume restrictions pursuant to Rule 144. Infinity has agreed not to file any other registration statements, other than registration statements on Form S-4 or Form S-8, until such registration statement is declared effective by the SEC, provided that Infinity may file amendments to registration statements already filed.

The Credit Agreement also contains representations and warranties and affirmative and negative covenants by Infinity, including with respect to Infinity’s SEC filings and the Repayment Shares, and by the Lenders. The Lenders have agreed that the Loans will be subordinated to other senior indebtedness of Infinity.

The Credit Agreement provides for certain events of default by Infinity, including a change in control of Infinity, and other customary events of default. The Credit Agreement also provides for an event of default if the Purdue Companies exercise their respective rights to terminate the Strategic Alliance Agreements if, during the Funded Research Period, (i) Julian Adams, Ph.D. is no longer a full-time executive of Infinity, or (ii) both Steven H. Holtzman and Adelene Q. Perkins are no longer full-time executives of Infinity. In the event of a default by Infinity, the Lenders may declare all obligations under the Credit Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Credit Agreement, and enforce any and all rights of the Lenders under the Credit Agreement and related documents. For certain events of default related to bankruptcy, the commitments of Lenders will be automatically terminated and all outstanding obligations of Infinity will become immediately due and payable.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Infinity plans to file with the United States Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the issuance of the Second Closing Shares and the Warrants. The proxy statement will contain important information about Infinity, the sale of the Second Closing Shares and the Warrants and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement (when it is available) and other documents filed with the SEC by Infinity through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement (when it is available) from Infinity by contacting Monique Allaire at Monique.Allaire@infi.com.

Infinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the sale and issuance of the Second Closing Shares and the Warrants. Information regarding Infinity’s directors and executive officers is contained in Infinity’s Annual Report on Form 10-K for the year ended December 31, 2007 and its proxy statement dated April 10, 2008, which are filed with the SEC. As of October 31, 2008, Infinity’s directors and executive officers beneficially owned approximately 4,886,372 shares, or approximately 24 percent, of Infinity’s common stock. A more complete description if the interests of Infinity’s officers and directors will be available in the proxy statement.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS

Statements in this document regarding the transactions between Infinity, the Purdue Companies and, as applicable, any associated entities of the Purdue Companies, including, without limitation: the expected timetable for completing the Second Closing under the Securities Purchase Agreement; statements about the future expectations and beliefs of Infinity’s management; and statements about the goals, plans and prospects of Infinity, including with respect to the development and commercialization of products under the Strategic Alliance Agreements, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Infinity and the Purchasers to satisfy the closing conditions with respect to the Second Closing under the Securities Purchase Agreement, including obtaining the approval of the transaction by Infinity’s stockholders; risks relating to the ability of the parties to successfully research, develop and commercialize products under the Strategic Alliance Agreements; and factors described in Infinity’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the SEC, and other filings that Infinity makes with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Infinity’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect Infinity’s expectations and beliefs as of the date of this document. Infinity anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while Infinity may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Infinity’s views as of any date after the date of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Credit Agreement is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the Securities Purchase Agreement is incorporated herein by reference.

The securities issued or issuable to the Purchasers pursuant to the Securities Purchase Agreement were (or will be) issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving any public offering. The Purchasers represented to Infinity in the Securities Purchase Agreement that the Purchasers are acquiring the securities for investment and not distribution, that they can bear the risks of the investment, and that they have made detailed inquiry concerning Infinity, its business and its personnel in connection with their purchase of the securities.

Item 8.01	Other Events

On November 19, 2008, Infinity issued a press release announcing the entry into the strategic alliance with the Purdue Companies and related transactions. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are included in this report:

Exhibit No.	Description
4.1	Second Amendment to Rights Agreement dated November 19, 2008

10.1	Securities Purchase Agreement dated November 19, 2008

10.2	Line of Credit Agreement dated November 19, 2008

99.1	Press Release dated November 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: November 19, 2008	By:	/s/ Adelene Q. Perkins
Adelene Q. Perkins
President & Chief Business Officer